                                                                    Exhibit 99.2

Richard M. Cieri (RC-6062)
KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

and

Anup Sathy (AS-4915)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

------------------------------------------
                                          )
                                          ) Chapter 11
In re                                     )
                                          ) Case No. 05-10578 (ALG)
TOWER AUTOMOTIVE, INC., et al.,           ) Jointly Administered
                                          )
------------------------------------------

       NOTICE OF MOTION FOR AN ORDER PURSUANT TO 11 U.S.C. SECTION 363(b)
            AUTHORIZING AND APPROVING INDEMNIFICATION OBLIGATIONS AND
           PAYMENT OF FEES TO INITIAL COMMITTED PURCHASERS PURSUANT TO
             BACKSTOP COMMITMENT LETTER AND RESTRUCTURING TERM SHEET

            PLEASE TAKE NOTICE, that on December 19, 2006, Tower Automotive, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the "Debtors"), filed a motion (the "Motion") with this Court seeking entry of an order pursuant to 11 U.S.C. Section 363(b) authorizing the Debtors to incur indemnification obligations and pay fees to certain of the Debtors' current bondholders ("Initial Committed Purchasers") pursuant to the Commitment Letter and Term Sheet attached to the Motion.

            PLEASE TAKE FURTHER NOTICE that a hearing (the "Hearing") will be held before the Honorable Allan L. Gropper, United States Bankruptcy Judge, on January_______, 2007 at ___ ___.m. (ET), or as soon thereafter as counsel may be heard, in Courtroom 617, United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004, to consider the Motion.

            PLEASE TAKE FURTHER NOTICE that you need not appear at the Hearing if you do not object to the relief requested in the Motion.

            PLEASE TAKE FURTHER NOTICE that the Hearing may be continued or adjourned from time to time without further notice other than an announcement of the adjourned date or dates at the Hearing or at a later hearing.

            PLEASE TAKE FURTHER NOTICE that objections, if any, to the relief requested in the Motion must comply with the Bankruptcy Rules and the Local Rules of the United States Bankruptcy Court for the Southern District of New York, must be set forth in a writing describing the basis therefor and must be filed with the Court electronically in accordance with General Orders M-182 and M-193 by registered users of the Court's electronic case filing system (the User's Manual for the Electronic Case Filing System can be found at www.nysb.uscourts.gov, the official website of the Bankruptcy Court) and, by all other parties in interest, on a 3-1/2 inch disk, preferably in Portable Document Format (PDF), Word Perfect or any other Windows-based word processing format (with a hard copy delivered directly to Chambers) and served in accordance with General Order M-182 or by first-class mail upon each of the following: (i) Judge Gropper's Chambers, Room 517, United States Bankruptcy Court, One Bowling Green, New York, New York 10004; (ii) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York

10004, Attn: Alicia M. Leonhard; (iii) attorneys for the Debtors, Kirkland & Ellis LLP, AON Building, 200 East Randolph Drive, Chicago, Illinois 60601, Attn:
Anup Sathy; (iv) attorneys for the Official Committee of Unsecured Creditors, Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, New York 10022-2524, Attn: Daniel H. Golden and Ira S. Dizengoff; (v) attorneys for the Debtors' pre-petition secured lenders, Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Place, New York, New York 10005, Attn: Luc Despins and James Tecce; and (vi) attorneys for the administrative agent for the Debtors' postpetition secured lenders, Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178-0060, Attn: Leonard Klingbaum and Jay Teitelbaum, no later than 4:00 P.M. (ET) ON _________________________, 2007.

            PLEASE TAKE FURTHER NOTICE that unless objections are received by that time, the relief may be granted as requested in the Motion without hearing.

New York, New York           Respectfully submitted,
Dated: December 19, 2006
                             Richard M. Cieri (RC-6062)
                             KIRKLAND & ELLIS LLP
                             Citigroup Center
                             153 East 53rd Street
                             New York, New York 10022
                             (212) 446-4800

                             and

                             /s/ Anup Sathy
                             ---------------------------------------------------
                             Anup Sathy (AS-4915)
                             KIRKLAND & ELLIS LLP
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                             (312) 861-2000

                             Attorneys for the Debtors and Debtors in Possession

Richard M. Cieri (RC-6062)
KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

and

Anup Sathy (AS-4915)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------
                                            )
                                            ) Chapter 11
In re                                       )
                                            ) Case No. 05-10578 (ALG)
TOWER AUTOMOTIVE, INC., et al.,             ) Jointly Administered
                                            )
--------------------------------------------

      MOTION FOR AN ORDER PURSUANT TO 11 U.S.C. SECTION 363(b) AUTHORIZING
          AND APPROVING INDEMNIFICATION OBLIGATIONS AND PAYMENT OF FEES
              TO INITIAL COMMITTED PURCHASERS PURSUANT TO BACKSTOP
                 COMMITMENT LETTER AND RESTRUCTURING TERM SHEET

            The above-captioned debtors and debtors-in-possession (collectively, the "Debtors") hereby file this motion (the "Motion"), pursuant to section 363(b) of title 11 of the United States Code (the "Bankruptcy Code"), for entry of an order authorizing the Debtors to incur indemnification obligations and pay fees to certain of the Debtors' current bondholders (the

"Initial Committed Purchasers") pursuant to the Commitment Letter (defined herein) and Term Sheet (defined herein). In support of this Motion, the Debtors respectfully state as follows:

                                  JURISDICTION

      1. The Court has jurisdiction over this Motion pursuant to 28 U.S.C. Sections 157 and 1334. Venue is proper in this district pursuant to 28 U.S.C. Sections 1408 and 1409. This matter is a core proceeding within the meaning of 28 U.S.C. Section 157(b)(2). The statutory predicate for the relief sought herein is section 363(b) of the Bankruptcy Code.

                                   BACKGROUND

      2. On February 2, 2005 (the "Commencement Date"), each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (the "Reorganization Cases"). The Debtors continue in possession of their properties and are operating and managing their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these reorganization cases.

      3. On February 14, 2005, the Office of the United States Trustee appointed an Official Committee of Unsecured Creditors (the "Creditors Committee") in these Reorganization Cases.

      4. The Reorganization Cases have lasted nearly two years. During that time, the Debtors have made considerable progress in their operational restructuring. In response to steadily deteriorating market conditions, increased competition and higher customer demands, the Debtors have engaged in an aggressive campaign to consolidate their operational footprint and have diligently worked to eliminate excess manufacturing capacity. To date, the Debtors have announced the closure or sale of 16 different production facilities in North America and around the world. As a result, the Debtors have experienced headcount reductions of approximately 2,750 colleagues during the course of these Reorganization Cases. Additionally, the Debtors have decreased their labor and retiree costs while increasing productivity at their remaining facilities. The Debtors' decisions to close facilities, to reduce workforce and to seek wage and benefit concessions from active and retired colleagues were very difficult, but were made necessary by the increasingly challenging market conditions in the Debtors' industry. Despite the Debtors' significant efforts, the Debtors have been unable to fully counterbalance the ongoing degradation in the automotive industry.

      5. As this Court is aware, the domestic automotive makers, who collectively represent approximately 67% of the Debtors' annual domestic sales, have faced significant challenges over recent years. During 2006 they have experienced further downgrades in their corporate credit ratings, have undergone their own restructurings and have been forced to address supply-chain stress as several automotive suppliers have sought chapter 11 protection. As a result, automotive production volumes in North America have decreased significantly. According to recent reports, when compared against forecasts from February 2006, production volumes for 2006 are lower by approximately 500,000 units, while forecasts for 2007 are expected to be lower by 840,000 units.

      6. While these overall production volume reductions are substantial, the volume decline has disproportionately affected makers of sport utility vehicles and light trucks. Higher fuel prices throughout 2006 have pushed customers to crossover vehicles and other more fuel efficient vehicle options. Because the Debtors' North American operations are heavily focused on sport utility vehicles and light trucks, including the Ford F-Series, the Ford Expedition, Lincoln Navigator, Ford Ranger, Ford Explorer, Dodge Dakota, Jeep Grand Cherokee, Jeep Commander, Nissan Titan, Nissan Armada and Infiniti QX56, the decline in North American production volumes has disproportionately impacted the Debtors. Additionally, two of the Debtors' main passenger vehicle supply programs are for the Ford Five Hundred and the Ford Freestyle, vehicles which have also experienced substantial production volume declines. The volume reductions have had a direct negative impact on the Debtors' revenues because the Debtors are paid for production on a per unit basis. These volume reductions have also impacted the Debtors' ability to take advantage of the cost savings they had forecasted as a result of increased productivity and changes to their operational footprint, as those projected cost savings anticipated higher or at least stable production volumes. All of these influences have resulted in a significant decline in the Debtors' 2006 performance, compared to forecast.

      7. Finally, the Debtors face challenges in connection with obtaining exit financing, underpinning the need for an equity investment. The capital markets have changed considerably over the past year in response to the deteriorating financial condition of many auto suppliers both in and out of bankruptcy and recently announced production cuts by domestic auto manufacturers. The Debtors and their financial advisors, in their negotiations to date regarding exit financing and regarding the extension or re-financing of their DIP credit facility, have encountered a credit market that is significantly more challenging for companies like Tower than it was two years ago when the terms of their current DIP credit facility were negotiated. The fact that the Debtors need an equity investment is nothing new, but as market conditions have continued to decline, the Debtors' financing options have become more limited, and the amount of financing required through an equity investment has increased dramatically.(1)

----------
(1) At Exhibit 101 (the "Ridings Declaration") to the Memorandum in Support of the Debtors' Motion (I) to Reject Their Collective Bargaining Agreements Pursuant to 11 U.S.C. Section 1113(c) and (ii) to Modify Their Retiree Benefits Pursuant to 11 U.S.C. Section 1114(g), filed in January 2006, Mr. Barry Ridings, Managing Director at the

                                                                  (Continued...)

      8. As this Court is aware, the Debtors have spent the past months formulating, negotiating and drafting their proposed chapter 11 plan of reorganization (the "Plan"). A central component of the Plan is a substantial equity investment, which the Debtors hope can be conducted through a rights offering (the "Equity Raise"). The Equity Raise will provide additional liquidity necessary for the Debtors' ongoing operations and will be used to reduce the Debtors' secured indebtedness. The Debtors hope and expect that the Equity Raise will sufficiently de-leverage their balance sheet to allow them to obtain exit financing.

      9. For the last several months, the Debtors have been in discussions with numerous parties regarding the Equity Raise, including certain current institutional creditors who have expressed a willingness to underwrite, or "backstop" a rights offering. Initially, the Debtors contacted 19 potential equity investors, including the three Initial Committed Purchasers. In addition to the Initial Committed Purchasers, at least four other potential equity investors signed confidentiality agreements and received confidential information regarding the Debtors. Only two other investors expressed further interest after reviewing the information provided by the Debtors.

      10. The Initial Committed Purchasers have presented the Debtors with the best and most viable restructuring proposal available at this time, which is perhaps not a surprise considering the fact that the Initial Committed Purchasers are all existing bondholders, and have significant familiarity with the Debtors' business. Indeed, two of the Initial Committed Purchasers are ex officio members of the Creditors Committee, and until recently, the group of Initial Committed Purchasers included the chair of the Creditors Committee.

----------
      Debtors' financial advisory firm, Lazard Freres & Co., LLC, testified that "I believe that Tower is likely to require an equity investment in order to raise the requisite exit financing." See Ridings Declaration at pg. 28.

      11. While the Initial Committed Purchasers have familiarity with the Debtors' business, given the size of the investment sought, they still had significant due diligence to conduct. As part of the Equity Raise process, on October 12, 2006, the Debtors filed a Motion for an Order Pursuant to 11 U.S.C. Sections 105(a) and 363(b) Authorizing and Approving Payments to Prospective Equity Investors (the "Diligence Fee Motion"), requesting authority to reimburse the due diligence costs incurred by prospective equity investors up to $1 million in the aggregate. On October 25, 2006, the Court entered an order granting the relief requested in the Diligence Fee Motion (the "Diligence Fee Order"). On December 6, 2006, the Debtors filed a Motion for an Order Pursuant to 11 U.S.C. Section 363(b) Increasing Authority to Reimburse Payments to Prospective Equity Investors and Lenders (the "Diligence Fee Increase Motion"), which seeks to increase the cap on permitted payments to an aggregate of $2 million and to permit a portion of such amount to be paid to prospective DIP financing lenders.

      12. As a result of their efforts, the Debtors have negotiated a commitment letter (the "Commitment Letter") with the Initial Committed Purchasers who are willing to backstop the Equity Raise according to terms of a restructuring term sheet (the "Term Sheet"). Copies of the Commitment Letter and the Term Sheet are attached hereto as Exhibit B and Exhibit C, respectively.(2)

      13. The Term Sheet provides that the Initial Committed Purchasers will commit to invest a net amount of $250 million, in the aggregate, through the Equity Raise.(3) Specifically,

----------
(2) Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Commitment Letter or Term Sheet, as applicable.

(3) All descriptions of the terms and provisions of the Commitment Letter and Term Sheet contained in this Motion are qualified in their entirety by reference to the Commitment Letter and Term Sheet. Any discrepancies between the descriptions contained in this Motion and the terms and conditions of the Commitment Letter

                                                                  (Continued...)

the Initial Committed Purchasers have committed to purchase up to their pro rata share of the new common stock to be offered to eligible creditors in connection with a rights offering, thereby ensuring that the Debtors will receive the full $250 million they seek through the Equity Raise, regardless of how many eligible creditors actually participate in the rights offering. The Term Sheet contemplates that, subject to definitive documentation, the Equity Raise will be offered to other unsecured creditors who meet certain eligibility requirements, including qualifying as "accredited investors". Therefore, the Initial Committed Purchasers have agreed to backstop the Equity Raise not knowing exactly what percentage of the new common stock they will have the opportunity to purchase, and with the knowledge that their ownership interests will be diluted to the extent eligible creditors elect to participate in the Equity Raise.

      14. The Term Sheet contains numerous conditions that must be met to the good-faith satisfaction of the Initial Committed Purchasers, including requirements that the Plan be confirmed, that the parties negotiate and reach definitive documentation, that the Debtors continue to meet certain prescribed financial performance benchmarks, that the Debtors extend or refinance their current DIP credit facility which expires on February 2, 2007, on acceptable terms, negotiation of an acceptable exit credit facility, modification or re-negotiation of the Debtors' various settlements with their retirees, successful resolution of several lease issues, and negotiation of concessions from the Debtors' customers.

      15. While the obligations of the Initial Committed Purchasers under the Term Sheet and Commitment Letter are subject to the occurrence of many significant conditions, and while

----------
      and/or Term Sheet shall be resolved in favor of the Commitment Letter and/or Term Sheet. Capitalized terms used but not defined in this Motion shall have the meanings ascribed to them in the Commitment Letter and/or the Term Sheet.

there is no assurance that the Debtors will be able to meet all of the requisite conditions, the Debtors believe that to maximize value, the best alternative at this time is to proceed with the Initial Committed Purchasers and work to meet the conditions set forth in the Term Sheet and Commitment Letter. Importantly, other than the Debtors' commitment to indemnify and to reimburse expenses of the Initial Committed Purchasers, the Debtors will incur no material obligations under the Term Sheet, the Commitment Letter or this Motion if the Initial Committed Purchasers terminate the Commitment Letter due to the non-occurrence of one of the conditions precedent. Therefore, the Debtors will be not be materially worse off for pursuing the restructuring opportunity embodied in the Term Sheet and Commitment Letter if the conditions precedent are not satisfied and the Initial Committed Purchasers terminate as a result. The Debtors believe that all parties in interest, however, risk significant harm if the Debtors do not pursue the Term Sheet and Commitment Letter, which represent the most viable restructuring alternative currently available.

      16. The Debtors believe that the Commitment Letter and Term Sheet offer the best terms currently available for the Equity Raise, and do not believe they can successfully reorganize without the Equity Raise. Moreover, the Commitment Letter and Term Sheet contemplate that other qualified unsecured creditors will be able to participate in the Equity Raise. The Debtors are prepared to devote a tremendous amount of time and energy in the coming weeks and months, working on parallel paths to reach definitive documentation with the Initial Committed Purchasers, to satisfy the various conditions of the Commitment Letter and Term Sheet, and, ultimately, to confirm the Plan. To secure the ongoing participation of the Initial Committed Purchasers, however, the Debtors need approval of the relief requested herein.

                                RELIEF REQUESTED

      17. By this Motion, the Debtors seek the authority to indemnify the Initial Committed Purchasers, as set forth in the Term Sheet, and to pay certain fees and expenses, as set forth in the Commitment Letter and the Term Sheet (the "Tower Inducements"). The Tower Inducements were negotiated at arms-length and in good faith, and are necessary to securing the Initial Committed Purchasers' agreement to backstop the Equity Raise. The Debtors believe that the Commitment Letter and the Term Sheet provide the Debtors with a path for reorganizing and emerging from chapter 11. The transaction with the Initial Committed Purchasers embodied in the Commitment Letter and Term Sheet embodies the best restructuring alternative currently available. While the Debtors will continue to search for different, better restructuring alternatives, the Debtors hereby request the approval of the Tower Inducements, which are necessary to secure the participation and commitments of the Initial Committed Purchasers. The Tower Inducements include the following:

ALTERNATE TRANSACTION FEE

      18. In consideration for the undertakings promised by the Initial Committed Purchasers in the Commitment Letter, so long as the Initial Committed Purchasers have not terminated the Commitment Letter, the Debtors agree that if they accept another offer to restructure the Debtors (through a plan of reorganization, sale, equity offering or otherwise), which offer constitutes a "Superior Offer", they will pay the Initial Committed Purchasers a fee (the "Alternate Transaction Fee") equal to 3% of the "Commitment Amount", which is defined to mean $250 million, which is net of the Commitment Fee and any amounts approved to be paid by the Initial Committed Purchasers. The Alternate Transaction Fee, if any, is expected to equal $7.5 Million. The Alternate Transaction Fee shall not be payable if the Initial Committed

Purchasers terminate the Commitment Letter for any reason, except if the Bankruptcy Court determines that the sole reason the Initial Committed Purchasers terminated the Commitment Letter was the Debtors' bad faith, and if after such termination, the Debtors accept a "Superior Proposal".

EXPENSE REIMBURSEMENT

      19. Pursuant to the terms of the Commitment Letter and Term Sheet, Tower shall reimburse the Initial Committed Purchasers for all reasonable and documented fees and expenses (including, without limitation, travel expenses, reasonable and documented fees and expenses of their legal counsel and other advisors, agents and consultants and all other out-of-pocket expenses) incurred by the Initial Committed Purchasers on and after September 29, 2006, in connection with the restructuring of the Debtors' capital structure through a plan of reorganization, including related to (i) due diligence concerning the transactions contemplated in the Commitment Letter and Term Sheet, (ii) the drafting, negotiation, prosecution or defense of the Restructuring Documents,
(iii) obtaining all required Approvals and all other conditions precedent and the closing of the transactions contemplated by the Commitment Letter (collectively, the "Reimbursable Expenses"). The accrual of such Reimbursable Expenses will cease upon the termination of the Commitment Letter. The obligations of Tower to pay the Reimbursable Expenses shall continue so long as the Initial Committed Purchasers are not in material breach of their obligations under the Commitment Letter.

      20. Upon approval of this Motion, the Debtors have agreed to pay the Initial Committed Purchasers' reasonable fees and expenses incurred to date and shall fund a $1 million account established by the Initial Committed Purchasers (the "Initial Committed Purchaser Retainer Account") as security for payment of Reimbursable Expenses. The Term Sheet sets forth a process whereby the Debtors, the office of the United States Trustee and counsel to the Creditors Committee shall have the opportunity to review fee statements from the Initial Committed Purchasers before disbursements are made.

INDEMNIFICATION

      21. Excluding any Indemnity Claim arising solely from an Indemnified Party's breach of the Commitment Letter or breach of any other agreements between an Indemnified Party and Tower, or between an Indemnified Party and the Reorganized Company, Tower agrees to indemnify and hold harmless the Initial Committed Purchasers and their respective affiliates, directors, officers, managers, partners, members, employees, attorneys, accountants, advisors, agents and assignees (including affiliates thereof) (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses to which such Indemnified Party may become subject (each an "Indemnity Claim") insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from the Commitment Letter, the transactions contemplated thereby or the proceeds of the Backstop Investment, and Tower agrees to reimburse (on an as incurred monthly basis) each Indemnified Party for any legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which such indemnified expenses arise), but excluding therefrom all losses, claims, damages, liabilities and expenses that are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. In the event of any litigation or dispute involving the Commitment Letter, the Initial Committed Purchasers will not be responsible or liable to Tower or any other Person for any special, indirect, consequential, incidental or punitive damages. The Debtors' indemnification obligations under the Commitment Letter (the "Indemnification Obligations") will remain effective whether or not any of the transactions contemplated in the Commitment Letter are consummated, any Definitive Investment Documents with respect to the Backstop Investment are executed and notwithstanding any termination of the Commitment Letter, and will be binding upon Reorganized Tower in the event that any plan of reorganization of Tower is consummated.

COMMITMENT FEE

      22. In consideration for the undertakings promised by the Initial Committee Purchasers in the Commitment Letter, on the effective date of the Plan, the reorganized Debtors agree to pay the Initial Committed Purchasers the "Commitment Fee" which equals 6.5% of the Commitment Amount. The Commitment Fee will not be payable if the Commitment Letter is terminated for any reason, and will not reduce the aggregate amount of the equity investment.

                         BASIS FOR THE RELIEF REQUESTED

      23. Section 363(b) of the Bankruptcy Code provides in relevant part that "the trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate." A court can authorize a debtor to use property of the estate pursuant to Section 363(b)(l) of the Bankruptcy Code when such use is an exercise of the debtor's sound business judgment and when the use of the property is proposed in good faith. In re Delaware & Hudson R.R. Co., 124 BR. 169, 176 (D. Del. 1991). The debtor has the burden to establish that a valid business purpose exists for the use of estate property in a manner that is not in the ordinary course of business. See In re Lionel Corp., 722 F.2d 1063, 1070-71 (2d Cir. 1983). Once the
debtor articulates a valid business justification, a presumption arises that the debtor's decision was made on an informed basis, in good faith, and in the honest belief the action was in the best interest of the company. See In re Integrated Resources, Inc., 147 BR. 650, 656 (S.D.N.Y. 1992). The business judgment rule has vitality in chapter 11 cases and shields a debtor's management from judicial second-guessing. Id.; see In re Johns-Manville Corp., 60 B.R. 612, 615-16 (Bankr. S.D.N.Y. 1986) ("[T]he Code favors the continued operation of a business by a debtor and a presumption of reasonableness attaches to a Debtor's management decisions").

      24. Courts in this District have consistently applied the business judgment standard to their review of a debtor's decision to grant bid protections, including alternate transaction fees. See Integrated Resources, 147 B.R. at 656. The Integrated Resources court identified a simple three-part test for determining whether such fees meet the business judgment standard: (a) whether the relationship of the parties that negotiated the fee was tainted by self dealing or manipulation; (b) whether the fee hampered, rather than stimulated, the bidding; and (c) whether the amount of the fee was unreasonable in relation to the proposed transaction. Id. at 657.

      25. The Debtors satisfy all three prongs of the Integrated Resources test. First, there is no hint of self-dealing or manipulation with respect to the Commitment Letter or Term Sheet. The Debtors negotiated the Commitment Letter and Term Sheet with the Initial Committed Purchasers at arms-length and in good faith. Second, the Debtors believe that the Tower Inducements will stimulate, not hamper bidding. The Debtors have broadly canvassed the market for restructuring proposals and have selected the best alternative currently available to them, and need to offer the Tower Inducements to keep the Initial Committed Purchasers from withdrawing their proposal. This motivation falls squarely within the Integrated Resources standard, where the court noted that fees that serve to ensure a party does not retract its offer satisfy the requirements under section 363. See Id., at 661 ("A break-up fee may also ensure that a bidder does not retract its bid." Citing Samjens Partners I
v. Burlington Industries, 663 F. Supp. 614, 625 (S.D.N.Y. 1987) (board was justified in granting fee when it realized that bidder would withdraw without the fee). Third, the amount of the Alternate Transaction Fee is not unreasonable relative to the size of the transaction. The Alternate Transaction Fee is only 3% of the Commitment Amount, and is payable only if the Debtors accept a "Superior Offer". Having received no better restructuring proposals to date, if the Debtors secure a more attractive proposal after announcing and publishing the Commitment Letter and the Term Sheet, the Initial Committed Purchasers will most certainly have earned the proposed Alternate Transaction Fee.

      26. The debtor has the initial burden of establishing that a valid business purpose exists for the use of estate property in a manner that is not in the ordinary course of business. See In re Montgomery Ward Holding Corp., 242 B.R. 142, 154 (D. Del. 1999). However, once the debtor articulates such a valid business justification, it is presumed that "in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action was in the best interest of the company." Integrated Resources, 147 B.R. at 656 (S.D.N.Y. 1992) (quoting Smith v. Van Gorkom, 488 A.2d 858, 872 (Del. 1985)). Thus, after the debtor satisfies its initial burden of establishing a valid business justification, the business judgment rule shields the debtor's management from judicial second-guessing and mandates that a court approve the debtor's business decision unless that decision is the product of bad faith or gross abuse of discretion. See id.; see also Lubrizol Enters., Inc. v. Richmond Metal Finishers, Inc., 756 F.2d 1043, 1047 (4th Cir. 1985), cert. denied, 475 U.S. 1057 (1986).

      27. The Debtors submit that there are substantial business justifications for authorizing the relief requested herein. First, as indicated above, the Debtors' best opportunity to reorganize requires a substantial Equity Raise to provide additional liquidity and reduce debt leverage on the Debtors' post-reorganization balance sheet. Second, the proposal from the Initial Committed Purchasers is the best option currently available to the Debtors, and the relief requested in this Motion is necessary to secure the participation of the Initial Committed Purchasers. Third, because the Commitment Letter and Term Sheet provide the Debtors with a path to confirmation of a Plan and to emergence from bankruptcy protection, the Debtors believe that securing the participation of the Initial Committed Purchasers will greatly facilitate the Debtors' ongoing discussions regarding the extension or re-financing of their DIP credit facility. Finally, the Debtors believe that their ability to attract exit financing hinges on a substantial Equity Raise, and that the Debtors' ongoing discussions with potential exit lenders will be greatly facilitated by securing the participation of the Initial Committed Purchasers to backstop the Equity Raise.

      28. The Debtors believe that the Tower Inducements are customary under these circumstances, and consistent with amounts normally demanded in the marketplace. Based on the foregoing, the Debtors believe that the Tower Inducements are reasonable, appropriate and warranted under the circumstances and are in the Debtors' best interests.

      29. In summary, the benefits to the Debtors, their estates and creditors that will result from payment of the Tower Inducements far outweigh the corresponding costs to the Debtors' estates. As such, the Court should authorize the Tower Inducements so that the Debtors may proceed with their reorganization efforts and prepare to confirm a plan of reorganization and emerge from bankruptcy protection.

                                     NOTICE

      30. Notice of this Motion has been given to the "Notice List", as set forth in that certain Order Establishing Notice Procedures, dated February 4, 2005 (docket no. 72), counsel to the agent for the Debtor's pre-petition lenders, counsel to the agent for the Debtor's post-petition lenders, counsel to the Creditors Committee, the Office of the United States Trustee and counsel for the Initial Committed Purchasers. In light of the nature of the relief requested, the Debtors submit that no further notice is required.

            WHEREFORE, the Debtors respectfully request that this Court enter an order, in substantially the form attached hereto as Exhibit A, granting the relief requested herein and granting such other and further relief as the Court deems just and proper.

New York, New York           Respectfully submitted,
Dated: December 19, 2006
                             Richard M. Cieri (RC-6062)
                             KIRKLAND & ELLIS LLP
                             Citigroup Center
                             153 East 53rd Street
                             New York, New York 10022
                             (212) 446-4800

                             and

                             /s/ Anup Sathy
                             ---------------------------------------------------
                             Anup Sathy (AS-4915)
                             KIRKLAND & ELLIS LLP
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                             (312) 861-2000

                             Attorneys for the Debtors and Debtors in Possession

                                    EXHIBIT A

                                 PROPOSED ORDER

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------------
                                        )
                                        ) Chapter 11
 In re                                  )
                                        ) Case No. 05-10578 (ALG)
 TOWER AUTOMOTIVE, INC., et al.,        ) Jointly Administered
                                        )
----------------------------------------

           ORDER PURSUANT TO 11 U.S.C. SECTION 363(b) AUTHORIZING AND
                APPROVING INDEMNIFICATION AND PAYMENT OF FEES TO INITIAL COMMITTED PURCHASERS PURSUANT TO BACKSTOP
                 COMMITMENT LETTER AND RESTRUCTURING TERM SHEET

            Upon the motion dated December 19, 2006 (the "Motion"),(1) wherein the above-captioned debtors and debtors-in-possession in these chapter 11 cases (collectively, the "Debtors"), moved this Court for entry of an order pursuant to section 363(b) of title 11 of the United States Code (the "Bankruptcy Code"), authorizing the Debtors to incur indemnification obligations and pay fees to the Initial Committed Purchasers pursuant to the Commitment Letter and Term Sheet; and the proposed Tower Inducements appearing necessary and in the best interests of the Debtors' estates; and it appearing that proper and adequate notice has been given and that no other or further notice is necessary; and after due deliberation thereon, that the relief should be granted as set forth below,

      IT IS HEREBY FOUND THAT:

      (A) The Tower Inducements to be paid to the Initial Committed Purchasers under the circumstances described herein and in the Commitment Letter are (i) an actual and necessary cost and expense of preserving the Debtors' estates within the

----------
(1) Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Motion.

            meaning of sections 503(b) and 507(a)(2) of the Bankruptcy Code,
            (ii) commensurate to the real and substantial benefit conferred upon the Debtors' estates by the Initial Committed Purchasers, (iii) reasonable and appropriate, in light of the size and nature of the proposed sale transaction and comparable transactions, the commitments that have been made and the efforts that have been and will be expended by the Initial Committed Purchasers, and (iv) necessary to induce the Initial Committed Purchasers to continue to pursue the transaction memorialized by, and to continue to be bound by, the Commitment Letter.

      (B) The Initial Committed Purchasers have provided a material benefit to the Debtors and their creditors by increasing the likelihood that the best possible value for the Debtors will be realized and to permit the Debtors to confirm a plan of reorganization and exit chapter 11. Accordingly, the Tower Inducements are reasonable and appropriate and represent the best method for maximizing value for the benefit of the Debtors' estates.

      IT IS HEREBY ORDERED THAT:

      1. The Motion is granted.

      2. The Commitment Letter is approved.

      3. The Debtors are authorized and directed, without further action or order by the Court, to pay the Tower Inducements in accordance with the terms and conditions of the Commitment Letter and this Order, including, without limitation, on the Alternate Transaction Fee Payment Date with respect to the Alternate Transaction Fee.

      4. If the Initial Committed Purchasers become entitled to receive the Tower Inducements in accordance with the terms of the Commitment Letter, then the Initial Committed

Purchasers shall be, and hereby are, granted an allowed administrative claim in the Debtors' chapter 11 cases in an amount equal to the Tower Inducements due, under Bankruptcy Code sections 503(b) and 507(a)(2).

      5. All requests of the Initial Committed Purchasers for payment of indemnity pursuant to the Commitment Letter shall be made by means of an application (interim or final as the case may be) and shall be subject to review by the Court.

      6. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Motion or the Commitment Letter, as applicable.

      7. This Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Order.

New York, New York
Dated ___________, 2007                           ______________________________
                                                  Honorable Allan L. Gropper
                                                  United States Bankruptcy Judge

                                    EXHIBIT B

                                Commitment Letter

                                                               EXECUTION VERSION

                                STARK INVESTMENTS
                          STRATEGIC VALUE PARTNERS, LLC
                         WAYZATA INVESTMENT PARTNERS LLC

                                Commitment Letter

                                                December 19, 2006

TOWER AUTOMOTIVE, INC.
27175 Haggerty Road
Novi, MI 48377

Ladies and Gentlemen:

      Certain terms are used in this Commitment Letter as specifically defined herein or in the Annexes hereto, including without limitation the definitions attached hereto as Annex C. This Commitment Letter and all of the Annexes hereto, which are incorporated by reference herein, are referred to herein collectively as the "Commitment Letter".

      The undersigned, on behalf of one or more of their related or associated entities to be designated by them (collectively, the "Initial Committed Purchasers"), are pleased to provide a commitment to Reorganized Tower to purchase Shares in accordance with their Rights in the Rights Offering, and to purchase, on a standby basis, their Pro Rata Shares of the Backstop Shares, for an aggregate commitment up to the Commitment Amount, in accordance with the terms and subject to the conditions set forth in this Commitment Letter (the "Proposed Investment").

      The proceeds of the Proposed Investment are to be used by the Reorganized Company for general working capital and corporate purposes and to make certain specified payments in connection with, and to facilitate the consummation of, the Plan. The Plan shall be in full force and effect and in form and substance consistent with the terms and conditions of this Commitment Letter.

      The Initial Committed Purchasers are willing to provide the Proposed Investment, on a several but not joint basis, to Reorganized Tower, substantially on the terms and conditions set forth in this Commitment Letter.

      Except as otherwise stated herein, the Commitment Amount will be payable in cash, by wire transfer of immediately available funds, to Reorganized Tower on the Effective Date.

      In accordance with the terms and subject to the conditions set forth in this Commitment Letter:

Tower Automotive, Inc.
December 19, 2006
Page 2

      (a) Stark Investments, on behalf of one or more of its related or associated entities to be designated by it (collectively, "Stark"), shall be obligated to purchase Shares in accordance with its Rights in the Rights Offering and its Pro Rata Share of the Backstop Shares; and

      (b) Strategic Value Partners, LLC, on behalf of one or more of its related or associated entities to be designated by it (collectively, "SVP"), shall be obligated to purchase Shares in accordance with its Rights in the Rights Offering and its Pro Rata Share of the Backstop Shares; and

      (c) Wayzata Investment Partners LLC, on behalf of one or more of its related or associated entities to be designated by it (collectively, "Wayzata"), shall be obligated to purchase Shares in accordance with its Rights in the Rights Offering and its Pro Rata Share of the Backstop Shares.

      None of the Initial Committed Purchasers shall be obligated to pay or fund any part of any other Initial Committed Purchaser's portion of the Commitment Amount.

      Set forth in detail in this Commitment Letter are: (a) the conditions precedent to the obligations of the Initial Committed Purchasers to make the Proposed Investment and (b) the provisions relating to the obligation of Tower to pay the Alternative Transaction Fee, the Commitment Fee, the Reimbursable Expenses and the other fees and expenses specified herein.

      Each of the Initial Committed Purchaser's commitment to make the Proposed Investment is subject to, among other things, the satisfaction (or the written waiver by each of the Initial Committed Purchasers) of the conditions precedent set forth in this Commitment Letter.

      In consideration for the undertakings promised by the Initial Committed Purchasers in this Commitment Letter, Tower agrees that if Tower accepts a Superior Offer, Tower shall pay the Initial Committed Purchasers the Alternative Transaction Fee, in cash, on the Alternative Transaction Fee Payment Date, together with any Reimbursable Expenses accrued through and including the date of the Termination Event. Except as provided in Annex A, accrued Reimbursable Expenses shall be payable in all cases regardless of whether the Alternative Transaction Fee is payable.

      The definitive investment documents, including, without limitation, the Restructuring Documents (collectively, the "Definitive Investment Documents"), shall contain representations, warranties, and covenants customarily included in subscription and related agreements for similar standby underwriting investments or financings.

      On the Effective Date, Reorganized Tower and the Initial Committed Purchasers shall enter into the Registration Rights Agreement containing terms and conditions satisfactory to the Initial Committed Purchasers in their sole discretion exercised in good faith.

      Upon reasonable notice and during normal business hours, Tower will afford the Initial Committed Purchasers and their counsel, accountants, advisors and other representatives

Tower Automotive, Inc.
December 19, 2006
Page 3

(collectively, the "Representatives") full and complete access to the books, records and properties of the Company and the opportunity to discuss the business, affairs and finances of the Company with the officers, employees, accountants, attorneys, advisors and representatives of the Company in order to enable the Initial Committed Purchasers and their Representatives to make such investigations of the Company and its business as they deem reasonably appropriate. Tower agrees that it will cause the officers and employees of the Company, and will request their respective legal counsel, accountants and advisors, to cooperate so that the Initial Committed Purchasers can complete such review, including promptly disclosing to the Initial Committed Purchasers any material facts known to such parties which have resulted in, or pose a material risk of resulting in, a Material Adverse Change.

      Excluding any Indemnity Claim arising solely from an Indemnified Party's breach of this Commitment Letter or breach of any other agreements between an Indemnified Party and Tower, or between an Indemnified Party and the Reorganized Company, Tower agrees to indemnify and hold harmless the Initial Committed Purchasers and their respective affiliates, directors, officers, managers, partners, members, employees, attorneys, accountants, advisors, agents and assignees (including affiliates thereof) (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses to which such Indemnified Party may become subject (each an "Indemnity Claim") insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from this Commitment Letter, the transactions contemplated hereby or the proceeds of the Proposed Investment, and Tower agrees to reimburse (on an as incurred monthly basis) each Indemnified Party for any legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which such indemnified expenses arise), but excluding therefrom all losses, claims, damages, liabilities and expenses that are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. In the event of any litigation or dispute involving this Commitment Letter, the Initial Committed Purchasers shall not be responsible or liable to Tower or any other Person for any special, indirect, consequential, incidental or punitive damages. The obligations of Tower under this paragraph (the "Indemnification Obligations") shall remain effective whether or not any of the transactions contemplated in this Commitment Letter are consummated, any Definitive Investment Documents with respect to the Proposed Investment are executed and notwithstanding any termination of this Commitment Letter, and shall be binding upon Reorganized Tower in the event that any plan of reorganization of Tower is consummated.

      Except as provided herein, Tower agrees that, once paid, the fees or any part thereof payable hereunder shall not be refundable or form the basis of any defense, setoff, or recoupment claim under any circumstances, regardless of whether the transactions contemplated by this Commitment Letter are consummated. All fees payable hereunder shall be paid in immediately available funds.

Tower Automotive, Inc.
December 19, 2006
Page 4

      Tower represents and warrants that: (i) all written information and other materials concerning the Company and the Plan (the "Information") which has been, or is hereafter, prepared by, or on behalf of, Tower and delivered to the Initial Committed Purchasers when considered as a whole, did not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements have been made and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests which are believed by Tower to be reasonable at the time made and (B) information believed by Tower to have been accurate based upon the information available to Tower at the time such projections were furnished to the Initial Committed Purchasers.

      Except as otherwise required by law, Tower shall not issue any press release or make any other announcement that refers to the Initial Committed Purchasers or the Proposed Investment without the prior written consent of the Initial Committed Purchasers. Notwithstanding the sentence immediately preceding, in no event shall Tower issue any such press release or make any such announcement without providing each of the Initial Committed Purchasers at least one complete business day to review the proposed press release or announcement and provide their written comments or suggested revisions with respect thereto.

      This Commitment Letter: (a) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto; (b) shall be governed, except to the extent that the Bankruptcy Code is applicable, by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof; (c) shall not be assignable by Tower or the Initial Committed Purchasers; (d) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto; and (e) may not be amended or waived except by an instrument in writing signed by Tower and the Initial Committed Purchasers.

      This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

      Notwithstanding anything herein to the contrary, all of the obligations of Tower hereunder are subject to the approval of the Bankruptcy Court. Tower shall seek Bankruptcy Court approval of this Commitment Letter at the hearing scheduled for January 23, 2007 (including the Indemnification Obligations and the payment of the Commitment Fee, Alternative Transaction Fee, Reimbursable Expenses and the other fees and expenses payable pursuant hereto).

      Until publicly disclosed by Tower, with the prior written consent of the Initial Committed Purchasers, this Commitment Letter and the information contained herein is strictly confidential and may not be shared with any person other than the Official Committee of Unsecured

Tower Automotive, Inc.
December 19, 2006
Page 5

Creditors (the "Creditors' Committee") appointed in the Chapter 11 Cases and their Professionals and other advisors.

      If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to the Initial Committed Purchasers executed counterparts hereof not later than 12:00 p.m., New York City time, on December 20, 2006. This Commitment Letter will become effective and binding upon Tower and the Initial Committed Purchasers upon (i) the mutual exchange of fully-executed counterparts hereof prior to 12:00 p.m., New York City time, on December 20, 2006 and (ii) the Approval Order becoming a Final Order no later than 4:00 p.m. on the tenth business day after January 23, 2007. This Commitment Letter shall expire at 12:00 p.m., New York City time, on December 20, 2006 unless there has been the mutual exchange referred to in clause (i) of the immediately preceding sentence and, even if it has not so expired, at 4:00 p.m., New York City time, on February 6, 2007 if the Approval Order has not been obtained as specified in clause (ii) of the immediately preceding sentence.

Tower Automotive, Inc.
December 19, 2006

                              Very truly yours,

                              STARK INVESTMENTS
                              (on behalf of certain of its related or associated entities)

                              By: /s/ Colin M. Lancaster
                                  ----------------------------
                              Name: Colin M. Lancaster
                              Title: Authorized Signatory

                              STRATEGIC VALUE PARTNERS, LLC
                              (on behalf of certain of its related or associated entities)

                              By: ___________________________
                              Name:
                              Title:

                              WAYZATA INVESTMENT PARTNERS LLC
                              (on behalf of certain of its related or associated entities)

                              By: ___________________________
                              Name:
                              Title:

Agreed and accepted on this
19th day of December, 2006

TOWER AUTOMOTIVE, INC.

By: _________________________
Name:
Title:

Tower Automotive, Inc.
December 19, 2006

                              Very truly yours,

                              STARK INVESTMENTS
                              (on behalf of certain of its related or associated entities)

                              By: ___________________________
                              Name:
                              Title:

                              STRATEGIC VALUE PARTNERS, LLC
                              (on behalf of certain of its related or associated entities)

                              By: /s/ Victor Khosla
                                  ---------------------------
                              Name: Victor Khosla
                              Title: Managing Partner

                              WAYZATA INVESTMENT PARTNERS LLC
                              (on behalf of certain of its related or associated entities)

                              By: ___________________________
                              Name:
                              Title:

Agreed and accepted on this
19th day of December, 2006

TOWER AUTOMOTIVE, INC.

By: __________________________
Name:
Title:

Tower Automotive, Inc.
December 19, 2006

                              Very truly yours,

                              STARK INVESTMENTS
                              (on behalf of certain of its related or associated entities)

                              By: ___________________________
                              Name:
                              Title:

                              STRATEGIC VALUE PARTNERS, LLC
                              (on behalf of certain of its related or associated entities)

                              By: ___________________________
                              Name:
                              Title:

                              WAYZATA INVESTMENT PARTNERS LLC
                              (on behalf of certain of its related or associated entities)

                              By: /s/ Joseph M. Deignan
                                  ---------------------------
                              Name: Joseph M. Deignan
                              Title: Authorized Signatory

Agreed and accepted on this
19th day of December, 2006

TOWER AUTOMOTIVE, INC.

By: __________________________
Name:
Title:

Tower Automotive, Inc.
December 19, 2006

                              Very truly yours,

                              STARK INVESTMENTS
                              (on behalf of certain of its related or associated entities)

                              By: ___________________________
                              Name:
                              Title:

                              STRATEGIC VALUE PARTNERS, LLC
                              (on behalf of certain of its related or associated entities)

                              By: ___________________________
                              Name:
                              Title:

                              WAYZATA INVESTMENT PARTNERS LLC
                              (on behalf of certain of its related or associated entities)

                              By: ___________________________
                              Name:
                              Title:

Agreed and accepted on this
19th day of December, 2006

TOWER AUTOMOTIVE, INC.

By: /s/ Kathleen Ligocki
    --------------------------
Name: Kathleen Ligocki
Title: President & CEO

                                    EXHIBIT C

                                   Term Sheet

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 1

                                     ANNEX A

                            Restructuring Term Sheet

The transactions contemplated by this Term Sheet are subject to conditions to be set forth in definitive documents. This term sheet is part of the Commitment Letter and is subject to the terms thereof. This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import.

RESTRUCTURING TRANSACTION:    Subject to the terms of the Commitment Letter, the
                              Company shall restructure its capital structure
                              (the "Restructuring") through the Plan and the Disclosure Statement, which Plan and Disclosure
                              Statement shall be modified so as to be consistent with the Commitment Letter.

PRIVATE PLACEMENT PURCHASE    In accordance with the terms and subject to the
AGREEMENT:                    conditions of a purchase agreement (the "Private
                              Placement Purchase Agreement"), the Initial
                              Committed Purchasers shall commit (the "Funding
                              Commitment") to purchase their respective Pro Rata
                              Shares, on the Effective Date, of a number of Shares (the "Backstop Shares") equal to the excess, if any, of the Aggregate Subscription
                              Shares over the number of Subscription Shares purchased in the Rights Offering, each at the Per-Share Price. The Funding Commitment shall be subject to the right of each Qualifying Electing
                              Creditor, including the Initial Committed
                              Purchasers, pursuant to an election to be made in conjunction with voting on the Plan, to purchase, on the basis of the Rights held by such Qualifying
                              Electing Creditor, the number of Shares subject to such Rights (the "Rights Offering"); it being understood that the Initial Committed Purchasers shall make such election. In no event shall any Qualifying Electing Creditor (other than the
                              Initial Committed Purchasers in accordance with the terms of this Commitment Letter) have any right to subscribe for more Subscription Shares than the number of Subscription Shares covered by the Rights held by such Qualifying Electing
                              Creditor. All Rights held by each Qualifying
                              Electing Creditor shall be exercisable in the aggregate in whole, but not in part.

                              The Private Placement Purchase Agreement, which shall reflect the agreement of the Initial Committed Purchasers to purchase the Backstop Shares to be issued by Reorganized Tower in connection with the Plan, shall include

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 2

                              representations, warranties and covenants customary for transactions of similar type and monetary amount and otherwise acceptable to the parties thereto. The Private Placement Purchase Agreement shall, among other things, specifically contain a provision that the Private Placement Purchase Agreement shall terminate automatically upon the termination of the Commitment Letter. Upon any such termination, the obligations of the parties to the Private Placement Purchase Agreement shall be of no further force or effect, except as otherwise expressly set forth therein.

TREATMENT OF CLAIMS AND       Each holder of an Allowed Unsecured Claim against
INTERESTS:                    a domestic (United States) subsidiary of RJ Tower
                              shall receive, in exchange for such holder's
                              Allowed Unsecured Claim, the Unsecured Creditor
                              Cash Distribution.

                              Each holder of an Allowed Unsecured Claim against RJ Tower and Tower International shall receive, in exchange for such holder's Allowed Unsecured Claim, the Unsecured Creditor Warrant Distribution. In addition, each holder of an Allowed Unsecured Claim against RJ Tower and Tower International who is a Qualifying Electing Creditor shall receive Rights.

EXIT FACILITY:                A term loan facility and a revolving loan/letter
                              of credit facility (collectively, the "Exit
                              Facility"), shall be made available, by one or more lenders (collectively, the "Exit Facility
                              Lenders"), to the Company, on terms and conditions acceptable to the Company and the Initial
                              Committed Purchasers in their sole discretion exercised in good faith.

MANAGEMENT INCENTIVE PLAN:    On or as soon as reasonably practicable after the
                              Effective Date, a management incentive plan (the
                              "Management Incentive Plan") shall be implemented to reserve for designated members of senior management of the Reorganized Company Shares equal to 10% of Reorganized Tower Common Stock on a fully diluted basis. At least half of that amount will be allocated within 90 days of the Effective
                              Date. The Management Incentive Plan will contain terms and conditions that shall be determined by the Board of Directors of Reorganized Tower.

STOCKHOLDERS' AGREEMENT:      All holders of Reorganized Tower Common Stock will
                              be subject to a stockholders' agreement containing terms and conditions satisfactory to the Initial
                              Committed Purchasers in their sole discretion exercised in good faith (the

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 3

                              "Stockholders' Agreement"). The Stockholders' Agreement will be effective as of the Effective Date.

REIMBURSABLE EXPENSES:        All reasonable and documented fees and expenses
                              (including without limitation travel expenses, fees and expenses of their legal counsel and other advisors, agents and consultants and all other out-of-pocket expenses) incurred by the Initial
                              Committed Purchasers on and after September 29,
                              2006, in connection with the Restructuring, including related to (i) due diligence concerning the transactions contemplated herein, (ii) the drafting, negotiation, prosecution or defense of the Commitment Letter, the Private Placement
                              Purchase Agreement, the Rights Offering, corporate governance documents, the Plan, the Disclosure
                              Statement, the Confirmation Order, the
                              Stockholders' Agreement, the Advisory Agreement, the Exit Facility agreements and related documents, and any and all agreements and other documents ancillary hereto or thereto
                              (collectively, the "Restructuring Documents"),
                              (iii) obtaining all required Approvals and all other conditions precedent and the closing of the transactions contemplated by the Commitment Letter
                              (collectively, the "Reimbursable Expenses") shall be paid by the Company, whether or not any of the transactions contemplated by the Commitment Letter are consummated, any definitive documents with respect to the Restructuring are executed and notwithstanding any termination of the Commitment
                              Letter, and shall be binding upon Reorganized
                              Tower whether or not any plan of reorganization with respect to Tower is consummated. Accrual of Reimbursable Expenses shall cease with the occurrence of any Termination Event. Reimbursable
                              Expenses shall be paid regardless of whether a Alternative Transaction Fee is payable; provided that the obligations of the Company to pay
                              Reimbursable Expenses shall continue so long as the Initial Committed Purchasers are not in material breach of their obligations under this Commitment Letter.

                              Upon entry of the Approval Order, the Company shall pay the Initial Committed Purchasers' reasonable fees and expenses incurred to date and shall have deposited in an account established by the Initial Committed Purchasers (the "Initial Committed Purchaser Retainer Account") $1,000,000 in immediately available funds as security for payment of fees and Reimbursable Expenses incurred during the Chapter 11 Cases. Such amount is intended solely as an advance on account of the Reimbursable Expenses and is neither a

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 4

                              minimum payment nor a maximum payment for any period hereunder. The Company hereby authorizes the Initial Committed Purchasers to apply funds on deposit from time to time in the Initial Committed Purchaser Retainer Account against Reimbursable Expenses set out in any statements (a "Fee Statement"), which provides summary detail of rates, hours by professional, and brief description of the service, delivered to the Company, the office of the United States Trustee and counsel to the Creditors' Committee. The Company will within ten business days of the date of receipt of such a Fee Statement transmit by wire transfer an additional amount necessary to restore the Initial Committed Purchaser Retainer Account to $1,000,000.

                              The Company shall, within ten business days of the date of receipt of a Fee Statement therefore, (with a copy to the office of the United States Trustee and counsel to the Creditors' Committee) pay any deficiency in payment of the Reimbursable Expenses, after application of the Initial Committed Purchaser Retainer Account, as administrative expenses under Bankruptcy Code
                              Section 503(b) (on a pari passu basis with all other administrative claims under Bankruptcy Code
                              Section 503(b)) without further approval by the Bankruptcy Court, unless a motion is filed within ten business days of delivery of such Fee Statement to the Company, the office of the United States Trustee or the Creditors' Committee, requesting Bankruptcy Court review of the reasonableness of the fees and expenses set forth in such Fee Statement; provided however, that the Company shall pay any undisputed Reimbursable Expenses pending adjudication of such motion.

CORPORATE GOVERNANCE:         On the Effective Date the Board of Directors of
                              Reorganized Tower shall be composed of seven members, all of whom shall be selected by the Initial Committed Purchasers. The Chief Executive
                              Officer shall be a member of the Board of Directors.

POST-CONFIRMATION ADVISORY    The Private Placement Purchase Agreement shall
FEE                           provide for the payment by Reorganized Tower to
                              the Initial Committed Purchasers a nonrefundable annual fee in the aggregate amount of $3.0 million
                              (the "Advisory Fee"), payable quarterly in advance, by wire transfer in immediately available funds to an account to be designated by the Initial Committed Purchasers pursuant to an agreement (the "Advisory

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 5

                              Agreement") among Reorganized Tower and the Initial Committed Purchasers, which shall be satisfactory in form and substance to the Initial Committed Purchasers in their sole discretion exercised in good faith. Provided however, that if the Initial Committed Purchasers' aggregate holdings of Shares decreases to fewer than 50% of the number of Shares held by them on the Effective Date, the Advisory Fee shall cease to be payable.

REGISTRATION RIGHTS:          On the Effective Date, Reorganized Tower shall
                              enter into a Registration Rights Agreement with the Initial Committed Purchasers, pursuant to which Tower shall agree to register the resale of the Shares issued to the Initial Committed
                              Purchasers in accordance with the requirements of the Securities Act of 1933, as amended. The
                              Registration Rights Agreement shall contain terms and conditions satisfactory to the Initial
                              Committed Purchasers in their sole discretion exercised in good faith.

INITIAL COMMITTED             The obligations of the Initial Committed
PURCHASERS CONDITIONS         Purchasers to provide the Funding Commitment will
PRECEDENT:                    be subject to the following conditions precedent
                              (each, an "Initial Committed Purchasers Condition
                              Precedent"), each of which may be waived in writing by all of the Initial Committed
                              Purchasers:

                              (i) Tower shall have amended the Plan and Disclosure Statement in a manner consistent with this Commitment Letter, which Plan and Disclosure Statement, as amended, shall be in form and substance satisfactory to the Initial Committed Purchasers in their reasonable discretion, on or before 45 days after execution of the Commitment Letter by Tower;

                              (ii) a Final Order confirming the Plan (the "Confirmation Order'), in form and substance satisfactory to the Initial Committed Purchasers in their reasonable discretion, shall have been entered by the Bankruptcy Court and shall have become a Final Order;

                              (iii) there shall not have occurred any Material Adverse Change and the Company shall provide the Initial Committed Purchasers on the Effective Date a statement, which shall be executed on behalf of the Company by the President and Chief Executive Officer or other Financial Officer of Tower, which shall certify that no Material Adverse Change has occurred;

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 6

                              (iv) execution and delivery of appropriate legal documentation regarding the Restructuring, including without limitation, (A) the amended and restated certificate of incorporation and bylaws of Reorganized Tower and each of its subsidiaries, (B) the Exit Facility, (C) the Registration Rights Agreement, (D) Private Placement Purchase Agreement, (E) the Stockholders' Agreement and (F) the Advisory Agreement, in form and substance satisfactory to the Initial Committed Purchasers in their sole discretion exercised in good faith, and the satisfaction of the conditions precedent contained therein, which conditions precedent shall not vary materially from the conditions precedent set forth herein;

                              (v) all material governmental, regulatory and third party approvals, waivers and/or consents in connection with the Restructuring (collectively, "Approvals") shall have been obtained and shall remain in full force and effect, and there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in or before any Governmental Authority, which would prohibit the Initial Committed Purchasers from consummating the transactions contemplated by the Commitment Letter;

                              (vi) Tower Automotive International, Inc. shall be a wholly-owned direct subsidiary of Reorganized Tower, and Reorganized Tower shall be a holding company with no business operations and no Indebtedness other than the Exit Facility;

                              (vii) with respect to the fiscal year ending December 31, 2006, the Company shall have realized Consolidated EBITDA in an amount not less than $188,000,000; with respect to each calendar month following January 1, 2007 and ending on or prior to the later of the Last Financials Date or the date which is 30 days before the Effective Date, the Company shall have realized cumulative Consolidated EBITDA in an amount not less than the applicable amounts set forth in Annex B beside such month; and the Company shall provide the Initial Committed Purchasers on the Effective Date a statement, which shall be executed on behalf of the Company by the President and Chief Executive Officer or other Financial Officer of Tower, which shall set

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 7

                                      forth the cumulative Consolidated EBITDA for each such calendar month and Consolidated EBITDA for the fiscal year ending December 31, 2006;

                              (viii)  issuance by Reorganized Tower of the
                                      Backstop Shares to the Initial Committed
                                      Purchasers as described herein;

                              (ix)    Estimated Pro Forma North American
                                      Liquidity shall be at least $125,000,000 as of the Effective Date, and the Company shall provide the Initial Committed Purchasers, on the business day immediately preceding the Effective Date, a certificate, executed on behalf of the Company by the President and Chief Executive Officer or other Financial Officer of Tower, providing the calculation for Estimated Pro Forma North American Liquidity;

                              (x) on the later of the Last Financials Date or the end of the most recent calendar month ending on or prior to 30 days before the Effective Date, the Company's Net Indebtedness shall not exceed the applicable amount set forth in Annex B; provided, however, that if Net Indebtedness exceeds such amount solely as a result of the payment of (a) Reimbursable Expenses and/or (b) fees and increased debt service costs related to the extension or refinancing of the DIP Facility which have been agreed to by the Initial Committed Purchasers, the Company shall not be considered in breach of this Condition (x); on the business day immediately preceding the Effective Date the Company shall provide the Initial Committed Purchasers a statement, which shall be executed on behalf of the Company by the President and Chief Executive Officer or other Financial Officer of Tower, which shall set forth the Company's calculation of Net Indebtedness;

                              (xi) any premium or penalty or default interest payable in respect of the DIP Facility, including any amendment, forbearance, refinancing or similar fee (collectively, "DIP Facility Premiums") shall be acceptable to the Initial Committed Purchasers in their sole discretion exercised in good faith, provided however that the Initial Committed Purchasers must object to the DIP Facility Premiums within one business day prior to the

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 8

                                      entry of the Order of the Bankruptcy Court approving such DIP Facility Premiums;

                              (xii) payment in full of the Commitment Fee and all Reimbursable Expenses outstanding on the Effective Date, pursuant to the terms contained herein;

                              (xiii) the Exit Facility shall have closed on the terms and conditions acceptable to the Initial Committed Purchasers in their sole discretion exercised in good faith;

                              (xiv) on the Effective Date, all representations and warranties of the Company contained in the Commitment Letter and Private Placement Purchase Agreement shall be true, complete and accurate in all material respects;

                              (XV) neither Reorganized Tower nor any of its Subsidiaries shall have any class of equity security held by more than 250 holders of record and shall not otherwise be required under the Securities Exchange Act of 1934, as amended, to register or file any reports pursuant to the Securities Exchange Act;

                              (xvi) on the Effective Date, all covenants of the Company contained in the Commitment Letter and the Private Placement Purchase Agreement shall have been complied with by the Company in all material respects;

                              (xvii) on the Effective Date, the Company shall have renegotiated retiree settlements in a manner satisfactory to the Initial Committed Purchasers in their sole discretion exercised in good faith, including without limitation, those certain settlements memorialized in (1) the Stipulation and Agreed Order Among The Debtors And The Official Committee Of Retired Employees Of Tower Automotive, Inc. And Its Debtor Affiliates Modifying Retiree Benefits Pursuant To Section 1114(e)(1)(B) dated May 22, 2006, and (2)
                                      the Order (I) Approving Settlement
                                      Agreement With The UAW And IUE-CWA And
                                      (II) Finding That The VEBA Trusts
                                      Established Pursuant To The Settlement
                                      Agreement With The UAW, IUE-CWA And
                                      Milwaukee Unions Do Not Violate 29 U.S.C.
                                      Section 1986 dated August 30, 2006, and
                                      (3) Order Approving Settlement Agreement with the Milwaukee Unions;

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 9

                              (xviii) on the Effective Date, the Company shall
                                      have resolved all outstanding issues with respect to lease agreements in a manner satisfactory to the Initial Committed Purchasers in their sole discretion exercised in good faith, including without limitation the assumption, rejection, or renegotiation of any or all leases with W.P. Carey & Co. LLC, in whole or in part, in a manner satisfactory to the Committed Purchasers in their sole discretion exercised in good faith, and that all executory contracts shall have been assumed or rejected by the Company in a Final Order of the Bankruptcy Court in a manner satisfactory to the Initial Committed Purchasers in their sole discretion exercised in good faith;

                              (xix) on the Effective Date, the Company shall have entered into, or modified and assumed, all customer agreements in a manner satisfactory to the Initial Committed Purchasers in their sole discretion exercised in good faith, the contents of which shall be subject to a court order protecting the confidentiality of such agreements;

                              (xx) at least 5 business days prior to the date of entry of the Confirmation Order, the Company will deliver the Updated Projections to the Initial Committed Purchasers and the Updated Projections shall not represent a Material Adverse Change from the Adjusted September 2006 Projections; and

                              (xxi) by the end of the Due Diligence Period, the Initial Committed Purchasers shall have completed their due diligence with respect to the Company and the transactions contemplated herein and shall be satisfied with the result thereof in their sole discretion exercised in good faith.

TOWER CONDITIONS              The obligations of Tower to consummate the
PRECEDENT:                    transactions contemplated by the Commitment Letter
                              (other than payment of the Alternative Transaction
                              Fee and Reimbursable Expenses) will be subject to the following conditions precedent (each a "Tower
                              Condition Precedent"), each of which may be waived in writing by Tower:

                              (i) on the Effective Date, all representations and warranties of the Initial Committed Purchasers

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 10

                                      contained in the Commitment Letter and the Private Placement Purchase Agreement shall be true, complete and accurate in all material respects;

                              (ii) on the Effective Date, all covenants of the Initial Committed Purchasers contained in the Commitment Letter and the Private Placement Purchase Agreement shall have been complied with by the Initial Committed Purchasers in all material respects;

                              (iii)   the Confirmation Order, in form and
                                      substance satisfactory to the Company,
                                      shall have been entered by the Bankruptcy
                                      Court and shall have become a Final Order;

                              (iv) execution and delivery of appropriate legal documentation regarding the Restructuring, including without limitation, (A) the amended and restated certificate of incorporation and bylaws of Reorganized Tower and each of its Subsidiaries, (B) the Exit Facility, (C) the Registration Rights Agreement, (D) the Private Placement Purchase Agreement, (E) the Stockholders' Agreement and (F) the Advisory Agreement, each in form and substance satisfactory to the Company and the satisfaction of the conditions precedent contained therein, which conditions precedent shall not vary materially from the conditions precedent set forth herein;

                              (v) all material Approvals shall have been obtained and shall remain in full force and effect, and there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in or before any Governmental Authority, which would prohibit the Company from consummating the transactions contemplated by the Commitment Letter;

                              (vi)    the Exit Facility shall have closed; and

                              (vii) each Initial Committed Purchaser shall deposit its Pro Rata Share of the Funding Commitment into an escrow account one day prior to the Effective Date.

TERMINATION OF COMMITMENT     The Commitment Letter shall terminate and all of
LETTER:                       the obligations of the parties thereto (other than
                              the obligations of Tower to pay the Alternative
                              Transaction Fee and

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 11

                              Reimbursable Expenses and to satisfy its indemnification obligations thereunder in accordance with the terms and conditions of the Commitment Letter) shall be of no further force or effect, upon the giving of written notice of termination by all of the Initial Committed Purchasers or, with respect to (xiv)(B) or (xvii) only, Tower, in the event that any of the following occurs (each, a "Termination Event"), each of which may be waived in writing by all of the Initial Committed Purchasers or, with respect to (xiv)(B) or (xvii) only, Tower, as applicable:

                              (i) the Board of Directors of Tower shall fail to approve of the terms and conditions of the Commitment Letter on or before the filing of a motion with the Bankruptcy Court seeking entry of the Approval Order;

                              (ii) Tower shall fail to file a motion with the Bankruptcy Court (or provide other notice) seeking an order (the "Commitment Letter Approval Order"), approving the terms and conditions of the Commitment Letter and designating the payment of any indemnification and the payment of the Commitment Fee, the Alternative Transaction Fee, the Reimbursable Expenses and any other fees and other amounts payable thereunder as administrative expenses and obligations of Tower, one business day after execution of the Commitment Letter by Tower;

                              (iii) the Bankruptcy Court shall fail to enter the Commitment Letter Approval Order on or before the 35th day following the filing of the motion seeking entry of the Commitment Letter Approval Order;

                              (iv) Tower and the Initial Committed Purchasers shall fail to agree upon, execute and deliver the Private Placement Purchase Agreement before 30 days after the entry of the Commitment Letter Approval Order;

                              (v) the Company shall fail to amend the Plan and Disclosure Statement in a manner consistent with this Commitment Letter, which Plan and Disclosure Statement, as amended, shall be in form and substance satisfactory to the Initial Committed Purchasers, on or before 45 days after execution of the Commitment Letter by Tower;

                              (vi) the Disclosure Statement, or a version thereof that is

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 12

                                      not materially inconsistent with the terms set forth in the Commitment Letter, shall not have been approved by a Final Order of the Bankruptcy Court ("Disclosure Statement Approval Order") on or before 40 days after the filing of the motion seeking the Disclosure Statement Approval Order;

                              (vii) the Confirmation Order shall not have been entered by the Bankruptcy Court within 45 days of the entry of the Disclosure Statement Approval Order;

                              (viii) the Plan shall not have become effective on or before the 10th day following entry of the Confirmation Order;

                              (ix) there shall be any material modification to any provision of the Plan or the Disclosure Statement that is inconsistent with the terms and conditions set forth in the Commitment Letter, without the prior written consent of the Initial Committed Purchasers, or Tower shall withdraw, or file a motion to withdraw, the Plan, except on terms acceptable to the Initial Committed Purchasers;

                              (x) an event shall have occurred or an order shall have been entered by the Bankruptcy Court that shall have the practical effect of preventing confirmation of the Plan on or before the date contemplated in clause
                                      (vii) above and such order or event shall not have been vacated or otherwise corrected within 10 days after receipt of notice from the Initial Committed Purchasers;

                              (xi)    the Company shall fail to extend or
                                      refinance the DIP Facility on terms and
                                      conditions satisfactory to the Initial
                                      Committed Purchasers in their sole
                                      discretion exercised in good faith;

                              (xii)   the conversion of one or more of the
                                      Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code;

                              (xiii) the appointment of a trustee, receiver, examiner with expanded powers, or similar fiduciary in one or more of the Chapter 11 Cases;

                              (xiv) (A) one or more of the Initial Committed Purchasers Conditions Precedent shall not have been satisfied (or waived by the Initial Committed Purchasers) on or

Tower Automotive, Inc.
December 19, 2006
ANNEX A  -- Page 13

                                        before the Effective Date (other than
                                        with respect to condition (xi)), unless
                                        such failure is solely due to the fault
                                        of the Initial Committed Purchasers; or
                                        (B) one or more of the Tower Conditions
                                        Precedent shall not have been satisfied
                                        (or waived by Tower) on or before the
                                        Effective Date;

                                (XV)    10 days after the receipt of written
                                        notice of termination by Tower from the
                                        Initial Committed Purchasers that Tower
                                        has failed to perform in any material
                                        respect any of its obligations under the Commitment Letter and such failure remains uncured at the conclusion of such ten-day period;

                                (xvi) at any time after the occurrence of a Material Adverse Change;

                                (xvii)  Tower accepts a Superior Offer; and

                                (xviii) the earlier of (i) the date of any
                                        extension of the DIP Facility maturity
                                        and (ii) December 1, 2007.

COMMITMENT FEE:                 In accordance with the terms and conditions of
                                the Commitment Letter and this Term Sheet, on the Effective Date Reorganized Tower shall pay the Initial Committed Purchasers, in cash, their Pro Rata Shares of an aggregate amount (the
                                "Commitment Fee") equal to 6.5% of the
                                Commitment Amount. In the event the Commitment
                                Letter is terminated for any reason, the Commitment Fee shall not be payable.

ALTERNATIVE TRANSACTION FEE:    So long as the Initial Committed Purchasers have
                                not terminated the Commitment Letter, Tower shall pay the Initial Committed Purchasers, on the Alternative Transaction Fee Payment Date, in cash, an aggregate amount (the "Alternative
                                Transaction Fee") equal to 3% of the Commitment
                                Amount, if Tower accepts a Superior Offer;
                                provided however that if the Bankruptcy Court determines that the sole reason the Initial
                                Committed Purchasers terminated the Commitment
                                Letter was Tower's bad faith, the Initial
                                Committed Purchasers will be entitled to a Alternative Transaction Fee if Tower accepts a
                                Superior Proposal after such termination. Except as provided herein, Tower shall also repay the Initial Committed Purchasers for any
                                Reimbursable Expenses accrued through and including the date of termination regardless of whether the Alternative Transaction Fee is payable.

Tower Automotive, Inc.
December 19, 2006
ANNEX A -- Page 14

OTHER TERMS AND CONDITIONS:     The Initial Committed Purchasers shall have no
                                duties or obligations under the Commitment
                                Letter or Private Placement Purchase Agreement, other than those expressly set forth herein or therein.

                                Notwithstanding anything contained herein or in the Commitment Letter to the contrary, the payment of any amounts due pursuant to the Commitment Letter or this Term Sheet, including but not limited to the payment of the Commitment Fee, shall be subject to the approval of the Commitment Letter by the Bankruptcy Court.

                                Until the termination of the Commitment Letter in accordance with its terms, the Initial Committed Purchasers agree to support confirmation of the Plan and agree not to support any other plan of reorganization with regard to the Company.

REPRESENTATION OF INITIAL       The Initial Committed Purchasers represent to
COMMITTED PURCHASER OWNERSHIP   the Company that the Initial Committed
                                Purchasers hold, as of the date of the
                                Commitment Letter, collectively, on behalf of certain funds and managed accounts, in excess of $225 million in face amount of the unsecured claims against the Company.

                                If the Initial Committed Purchasers, at any time prior to the date on which the Plan shall be confirmed by the Bankruptcy Court or the termination of the Commitment Letter, shall fail to hold collectively, on behalf of such funds and managed accounts, at least $150 million in face amount of the unsecured claims against the Company, the Initial Committed Purchasers shall promptly deliver written notice (the "Sell-Down Notice") thereof to Tower.

                                So long as Tower is not in breach of its obligations under the Commitment Letter, Tower may terminate the Commitment Letter at any time within five business days of its receipt of the Sell-Down Notice by delivering to the Initial Committed Purchasers written notice (the "Sell-Down Termination Notice") of such termination. Upon the receipt of the Sell-Down Termination Notice by the Initial Committed Purchasers, the Commitment Letter shall terminate and all of the obligations of the parties thereto (other than the obligations of Tower to pay the Reimbursable Expenses and to satisfy its indemnification obligations thereunder in accordance with the terms and conditions of the Commitment Letter) shall be of no further force or effect.

Tower Automotive, Inc.
December 19, 2006
ANNEX A  -- Page 15

PLAN OF REORGANIZATION          The Initial Committed Purchasers shall negotiate
                                release, exculpation and indemnification provisions concerning the officers and directors of the Company, and advisors to the Company, to be provided in the Plan.

                                    ANNEX B

                             TOWER AUTOMOTIVE, INC.

                           Minimum
                         Consolidated     Maximum Net
($ in millions)            EBITDA(1)     Indebtedness
                         ------------    ------------
December 31,2006           $  188.0        $  830.0
January 31,2007                 8.0           860.0
February 28, 2007              16.5           860.0
March 31,2007                  37.0           870.0
April 30, 2007                 53.5           860.0
May 31, 2007                   79.0           855.0
June 30, 2007                 104.0           840.0
July 31, 2007                 111.5           825.0
August 31, 2007               128.0           860.0
September 30, 2007            149.0           850.0
October 31, 2007              179.0           860.0
November 30, 2007             204.0           830.0

-----------------
(1) Consolidated EBITDA for December 31, 2006 will be for the fiscal year ending December 31, 2006 and for each month in 2007, it will be measured cumulatively from January 1, 2007 through the applicable measurement date.

Tower Automotive, Inc.
December 19, 2006
ANNEX C -- Page 1

                                     ANNEX C

                               Certain Definitions

             TERM                                  DEFINITION
-----------------------------   ------------------------------------------------
Adjusted September 2006         The September 2006 Long Range Plan adjusted to
Projections                     give effect to the resolution of outstanding
                                issues with respect to (i) the labor agreements,
                                including without limitation the specified
                                retiree benefit settlements, (ii) the lease
                                agreements, including without limitation the
                                W.P. Carey & Co. LLC leases, and (iii) the
                                customer agreements, in conformity with these
                                Initial Committed Purchasers Conditions
                                Precedent.

Advisory Agreement              See Annex A, page 4.

Advisory Fee                    See Annex A, page 4.

Aggregate Subscription Shares   10,000,000 Shares, representing 100% of the
                                outstanding Shares, which Shares shall represent
                                the entire equity capitalization of Reorganized
                                Tower.

Allowed Priority Claim          A claim entitled to priority under Bankruptcy
                                Code section 507(a) as to which (i) a proof of
                                claim has been filed without objection thereto,
                                or application to equitably subordinate or
                                otherwise limit recovery, has been made or (ii)
                                a Final Order has been entered allowing such
                                claim.

Allowed Unsecured Claim         An unsecured, non-priority claim allowed under
                                the Bankruptcy Code and the Plan.

Alternative Transaction Fee     See Annex A, page 13.

Alternative Transaction Fee     The earlier of: (i) the closing of a Superior
Payment Date                    Offer, and (ii) 120 days after the acceptance of
                                a Superior Offer, provided however that the
                                Initial Committed Purchasers shall have an
                                allowed administrative priority claim in the
                                amount of the Alternative Transaction Fee when
                                the Alternative Transaction Fee becomes payable
                                in accordance with Annex A.

Approval Order                  See Annex A, page 11.

Approvals                       See Annex A, page 6.

Backstop Shares                 See Annex A, page 1.

Bankruptcy Code                 Title 11 of the United States Code, 11 U.S.C.
                                Sections 101-1330, as amended.

Tower Automotive, Inc.
December 19, 2006
ANNEX C -- Page 2

Bankruptcy Court                The United States Bankruptcy Court for the
                                Southern District of New York.

Bankruptcy Exit Costs           Cash required to satisfy obligations due on the
                                Effective Date of the Plan in excess of the DIP
                                Financing, including, without limitation, costs
                                to cure defaults under executory contracts and
                                unexpired leases to be assumed, administrative
                                expenses, and priority claims.

Chapter 11                      Chapter 11 of the Bankruptcy Code.

Chapter 11 Cases                The Company's Chapter 11 proceedings initiated
                                pursuant to Chapter 11.

Commitment Amount               $250,000,000 net of: the Commitment Fee, the
                                Unsecured Creditor Cash Distribution Pool, and
                                ICP Approved Disbursements.

Commitment Fee                  See Annex A, page 13.

Commitment Letter               See Commitment Letter, page 1; includes all
                                Annexes hereto.

Commitment Letter Expenses      Any amounts paid by the Company as a result of,
                                or in connection with, the Company's execution
                                of the financing contemplated in the Commitment
                                Letter, including, but not limited to,
                                Reimbursable Expenses, the Initial Committed
                                Purchaser Retainer Amount and the Commitment
                                Fee.

Company                         Tower, collectively with its Subsidiaries.

Confirmation Order              See Annex A, page 5.

Consolidated EBITDA             For any period, (as reported on the Company's
                                consolidated income statement) the consolidated
                                net income (or net loss) for such period, plus
                                (a) to the extent deducted in the calculation of
                                such consolidated net income, the sum of (i)
                                depreciation expense, (ii) amortization expense,
                                (iii) other non-cash charges, (iv) consolidated
                                foreign, federal, state and local income tax
                                expense, (v) gross interest expense (including
                                Fast Pay interest expense recorded as a discount
                                to Revenues) for such period less gross interest
                                income for such period, (vi) unusual and
                                extraordinary losses, (vii) any restructuring
                                charges, (viii) any amounts paid to parties
                                pursuant to the Order Pursuant to 11 U.S.C.
                                105(a) and 363(b) Authorizing and Approving
                                Payments to Prospective Equity Investors; (ix)
                                without duplication professional fees and
                                expenses incurred, (x) without duplication,
                                costs under employee retention programs, (xi)
                                without duplication,

Tower Automotive, Inc.
December 19, 2006
ANNEX C -- Page 3

                                "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses"), (xii) without duplication, any Commitment Letter Expenses,
                                (xiii) the cumulative effect of any change in accounting principles (or minus such amount, if such amount increased consolidated net income),
                                (xiv) equity in the earnings of Metalsa (or minus such amount, if such amount increased consolidated net income), and (xv) minority interest, net of taxes less (b) extraordinary or unusual gains; all determined in accordance with GAAP and consistent with the calculation of EBITDA as provided in Tower's monthly and quarterly financial updates to its Board of Directors and in the confidential due diligence materials furnished to the Initial Committed
                                Purchasers.

Contractual Obligation          With respect to any Person, any contract,
                                agreement, deed, mortgage, lease, sublease,
                                license, commitment, promise, undertaking,
                                arrangement or understanding, whether written or
                                oral and whether express or implied, or other
                                document or instrument to which or by which such
                                Person is a party or otherwise subject or bound
                                or to which or by which any property, business,
                                operation or right of such Person is subject or
                                bound.

Creditors' Committee            See Annex A, page 5.

Definitive Investment           See Commitment Letter, page 2.
Documents

DIP Facility                    Currently existing debtor-in-possession
                                financing facility extended to the Company by
                                the DIP Lenders.

DIP Facility Premiums           See Annex A, page 7.

DIP Lenders                     Those certain lenders under the Company's
                                Revolving Credit, Term Loan and Guaranty
                                Agreement dated as of February 2, 2005.

Disclosure Statement            The disclosure statement related to the Plan (as
                                amended, modified or supplemented from time to
                                time) filed with the Bankruptcy Court.

Due Diligence Period            The period from the date this Commitment Letter
                                becomes effective through and including January
                                5, 2007.

Effective Date                  The date that the Plan becomes effective in
                                accordance with the Confirmation Order.

Electing Creditor               A holder of a Reference Unsecurerd C1aim that
                                makes a timely

Tower Automotive, Inc.
December 19, 2006
ANNEX C  -- Page 4

                                Equity Election.

Equity Election                 A written notice completed, executed and
                                delivered by a holder of an Reference Unsecured
                                Claim evidencing the irrevocable intent of such
                                Holder to participate in the Rights Offering,
                                together with payment by such holder of the
                                purchase price for the securities receivable
                                upon exercise of the Rights held by such holder,
                                all in accordance with procedures established
                                with respect to the Rights Offering.

Equity Interests                (a) Any capital stock, share, partnership or
                                membership interest, unit of participation or
                                other similar interest (however designated) in
                                any Person and (b) any option, warrant, purchase
                                right, conversion right, exchange rights or
                                other Contractual Obligation which would entitle
                                any Person to acquire any such interest in such
                                Person or otherwise entitle any Person to share
                                in the equity, profit, earnings, losses or gains
                                of such Person (including stock appreciation,
                                phantom stock, profit participation or other
                                similar rights).

Estimated Pro Forma North       As of the Effective Date (a) estimated cash and
American Liquidity              cash equivalents in North America less (b)
                                Bankruptcy Exit Costs expected to be paid on or
                                within three months after the Effective Date
                                plus estimated availability under (c) revolving
                                credit facilities, (d) delay draw term loans,
                                (e) factoring and asset securitization
                                facilities and (f) other similar debt or equity
                                securities all of which are either contemplated
                                in the Company's Exit Facility or exist within
                                the Company's North American entities as of the
                                Effective Date for the principal purpose of
                                providing the Company with additional liquidity.

                                Estimated Pro Forma Consolidated Liquidity as of the Effective Date, will be calculated based on the Company's forecasted or reported balance sheet as of the closest month end before or after the Effective Date.

Exit Facility                   See Annex A, page 2.

Exit Facility Lenders           See Annex A, page 2.

Fee Statement                   See Annex A, page 4.

Final 2007 Budget               The Company's complete and consolidated final
                                operating budget for 2007, including North
                                American and foreign operations.

Final Order                     An order or judgment of the Bankruptcy Court or
                                other court

Tower Automotive, Inc.
December 19, 2006
ANNEX C -- Page 5

                                of competent jurisdiction, as entered on the docket in the Chapter 11 Cases or the docket of any other court of competent jurisdiction, that has not been amended, modified, reversed, or stayed and as to which the time to seek rehearing or file a notice of appeal has expired and no appeal or request for a stay or other review is pending.

Financial Officer               The Chief Financial Officer, the controller, or
                                the treasurer of the Company.

Funding Commitment              See Annex A, page 1.

GAAP Generally Accepted Accounting Principles as in effect on June 30, 2006, including the statements and interpretations of the United
                                States Financial Accounting Standards Board, as applied by the Company and its Subsidiaries in its financial statements for six months ending
                                June 30, 2006 and consistently followed, without giving effect to any subsequent changes thereto.

Governmental Authority          Any United States federal, state or local or any
                                foreign government, or political subdivision
                                thereof, or any multinational organization or
                                authority or any authority, agency or commission
                                entitled to exercise any administrative,
                                executive, judicial, legislative, police,
                                regulatory or taxing authority or power, any
                                court or tribunal (or any department, bureau or
                                division thereof), or any arbitrator or arbitral
                                body.

ICP Approved Disbursements      Amounts that have been approved in writing by
                                the Initial Committed Purchasers.

Indemnification Obligations     See Commitment Letter, page 3.

Indemnified Party               See Commitment Letter, page 3.

Indemnity Claim                 See Commitment Letter, page 3.

Information                     See Commitment Letter, page 4.

Initial Committed Purchasers    See Commitment Letter, page 1.

Initial Committed Purchasers    See Annex A, page 5.
Conditions Precedent

Initial Committed Purchasers    See Annex A, page 3.
Retainer Account

Last Financials Date            The most recent month ending prior to the
                                Effective Date with respect to which
                                unaudited consolidated financial

Tower Automotive, Inc.
December 19, 2006
ANNEX C  -- Page 6

                                statements of the Company have been delivered to Tower's Board of Directors

Management Incentive Plan       See Annex A, page 2.

Material Adverse Change         From and after the date of execution of this
                                Commitment Letter, any change in, or effect on,
                                the business, operations, assets, liabilities,
                                prospects (including without limitation as may
                                be evidenced by a change in the long range plan
                                for the Company or Reorganized Tower from the
                                September 2006 Long Range Plan) or condition
                                (financial or otherwise) of the Company or the
                                Reorganized Company which, when considered
                                either individually or in the aggregate together
                                with all other adverse changes or effects with
                                respect to which such phrase is used in this
                                Commitment Letter, is, or poses a material risk
                                of being, materially adverse to the business,
                                operations, assets, liabilities, prospects
                                (including without limitation as may be
                                evidenced by a change in the long range plan for
                                the Company or Reorganized Tower from the
                                September 2006 Long Range Plan) or condition
                                (financial or otherwise) of the Company or the
                                Reorganized Company, taken as a whole; or any
                                war, escalation of hostilities, material act of
                                terrorism, unscheduled closing of the New York
                                Stock Exchange or NASD National Market or any
                                other international securities trading market,
                                or material adverse change in the liquidity of
                                the fixed income or equity markets.

Net Indebtedness                All obligations, contingent or otherwise, which
                                in accordance with GAAP are required to be
                                classified upon the consolidated balance sheet
                                of the Company as liabilities, but in any event
                                including (without duplication): (a)
                                indebtedness for borrowed money; (b)
                                indebtedness evidenced by notes, debentures or
                                similar instruments; (c) capitalized lease
                                obligations and synthetic lease obligations
                                reduced by consolidated cash and cash
                                equivalents. In the case of indebtedness and
                                cash and cash equivalents incurred or held by
                                non-domestic entities, for purposes of this
                                definition, such amounts will be translated into
                                U.S. Dollars using the applicable exchange rate
                                for each local currency used in preparing the
                                Company's October unaudited consolidated
                                financial statements.

Per-Share Price                 An amount equal to the Commitment Amount divided
                                by the number of Aggregate Subscription Shares.

Person Any individual or corporation, association, partnership,

Tower Automotive, Inc.
December 19, 2006
ANNEX C -- Page 7

                                limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

Plan The plan of reorganization that shall be filed by the Company with the Bankruptcy Court in connection with the Chapter 11 Cases, as amended, modified or supplemented from time to time.

Private Placement Purchase      See Annex A, page 1.
Agreement

Pro Rata Share                  With respect to each Initial Committed
                                Purchaser, the percentage specified beside the
                                name of such Initial Committed Purchaser in the
                                table below:

Initial Committed Purchaser   Percentage
---------------------------   ----------
          Stark                 33 1/3%
           SVP                  33 1/3%
         Wayzata                33 1/3%
                                ------
          Total                    100%

Professional                    A Person (a) employed pursuant to a Final Order
                                in accordance with Sections 327 and 1103 of the
                                Bankruptcy Code and to be compensated for
                                services rendered prior to the Effective Date,
                                pursuant to Sections 327, 328, 329, 330, and 331
                                of the Bankruptcy Code or (b) for which
                                compensation and reimbursement has been Allowed
                                by the Bankruptcy Court pursuant to Section
                                503(b)(4) of the Bankruptcy Code.

Proposed Investment             See Commitment Letter, page 1.

Qualifying Electing Creditor    An Electing Creditor that satisfies all
                                conditions specified in connection with the
                                Rights Offering, including, without limitation,
                                (i) qualification as an "accredited investor"
                                within the meaning of Regulation D of the
                                Securities Act, and (ii) holds an Allowed
                                Unsecured Claim against either RJ Tower or Tower
                                International. If an Electing Creditor would
                                constitute more than one holder of record for
                                purposes of Section 12 of the Securities
                                Exchange Act, then, for purposes of determining
                                the amount of the Reference Unsecured Claims
                                held by an Electing Creditor pursuant to the
                                immediately preceding sentence, each such holder
                                of record shall be deemed to be an Electing
                                Creditor and to hold such holder's beneficial
                                interest in the Reference Unsecured Claims held
                                by the Electing Creditor in which such holder
                                holds an interest.

Tower Automotive, Inc.
December 19, 2006
ANNEX C -- Page 8

Reference Unsecured Claim       A liquidated amount as set forth
                                in a proof of claim filed by an Electing
                                Creditor, as determined by the Bankruptcy Court
                                or as estimated by the Bankruptcy Court upon
                                application pursuant to Bankruptcy Code Section
                                502(c), in each case determined not less than 2
                                business days prior to the commencement of the
                                Rights Offering.

Registration Rights Agreement   See Annex A, page 5.

Reimbursable Expenses           See Annex A, page 3.

Reorganized  Company            Reorganized Tower and its Subsidiaries, certain
                                of which are subject to the Chapter 11 Cases, as
                                reorganized pursuant to and in accordance with
                                the Plan.

Reorganized Tower               Tower, as reorganized pursuant to and in
                                accordance with the Plan.

Reorganized Tower Common        The common stock of Reorganized Tower.
Stock

Reorganized Tower First-Tier    Warrants to purchase Shares at an exercise price
Warrants                        equal to 150% of the Per-Share Price. Each
                                warrant will have an expiration date of five
                                years after the Effective Date, a cashless
                                exercise provision, standard anti-dilution
                                protection of the type commonly found in
                                publicly-held securities (i.e., protection
                                against stock splits, dividends,
                                recapitalizations and other similar events, but
                                not against issuances at less than the exercise
                                price) and such other terms and conditions as
                                are commonly found in publicly-held warrants
                                (except that, if Reorganized Tower is not a
                                public company at the time of exercise, as a
                                condition to exercise Reorganized Tower may
                                require the holder of the warrant to represent
                                and warrant that the holder is an "accredited
                                investor" under Regulation D of the Securities
                                Act of 1933, as amended).

Reorganized Tower Second-Tier   Warrants to purchase Shares at an exercise price
Warrants                        equal to 200% of the Per-Share Price. Each
                                warrant will have an expiration date of five
                                years after the Effective Date, a cashless
                                exercise provision, standard anti-dilution
                                protection of the type commonly found in
                                publicly-held securities (i.e., protection
                                against stock splits, dividends,
                                recapitalizations and other similar events, but
                                not against issuances at less than the exercise
                                price) and such other terms and conditions as
                                are commonly found in publicly-held warrants
                                (except that, if Reorganized Tower is not a
                                public company at the time of exercise, as a
                                condition to exercise Reorganized Tower may

Tower Automotive, Inc.
December 19, 2006
ANNEX C -- Page 9

                                require the holder of the warrant to represent and warrant that the holder is an "accredited investor" under Regulation D of the Securities
                                Act of 1933, as amended).

Representatives                 See Commitment Letter, page 3.

Restructuring                   See Annex A, page 1.

Restructuring Documents         See Annex A, page 3.

Rights Rights to purchase Subscription Shares as specified in the Restructuring Documents. Each holder of a Reference Unsecured Claim shall receive a Right to purchase a number of Shares, at a price per share equal to the Per-Share
                                Price, equal to the Aggregate Subscription
                                Shares multiplied by a fraction, the numerator of which is the Reference Unsecured Claim of such holder and the denominator which is the aggregate amount of all Reference Unsecured
                                Claims.

Rights Offering                 See Annex A, page 1.

Securities Act                  The Securities Act of 1933, as amended, and the
                                rules, regulations and interpretations
                                thereunder and relating thereto.

Securities Exchange Act         The Securities Exchange Act of 1934, as amended,
                                and the rules, regulations and interpretations
                                thereunder and relating thereto.

Sell-Down Notice                See Annex A, page 14.

Sell-Down Termination Notice    See Annex A, page 14.

September 2006 Long Range       The long range plan of the Company provided to
Plan                            the Initial Committed Purchasers in September
                                2006.

Shares                          Shares of Reorganized Tower Common Stock.

Stark                           See Commitment Letter, page 2.

Stockholder's Agreement         See Annex A, page 3.

Subscription Share              A Share included in the Aggregate Subscription
                                Shares.

Subsidiary                      With respect to any specified Person, any other
                                Person of which such specified Person, directly
                                or indirectly through one or more Subsidiaries,
                                (a) own at least 50% of the outstanding Equity
                                Interests entitled to vote generally in the
                                election of the Board of Directors or similar
                                governing body of such other Person, or (b) has
                                the power to generally direct the business and
                                policies of that other Person, whether as a

Tower Automotive, Inc.
December 19, 2006
ANNEX C -- Page 10

                                general partner, managing member, joint
                                venturer, agent or otherwise.

Superior Offer                  An offer, other than the one contained in this
                                Commitment Letter, to restructure the Company
                                (through a plan of reorganization, sale, equity
                                offering or otherwise) that the Company
                                considers to be higher and better than the
                                transaction proposed pursuant to this Commitment
                                Letter.

SVP                             See Commitment Letter, page 2.

Term Sheet                      Annex A.

Termination Event               See Annex A, page 11.

Tower                           Tower Automotive, Inc., a Delaware corporation.

Tower Condition Precedent       See Annex A, page 9.

Updated Projections             For the years 2007 to 2010, financial
                                projections which shall incorporate (a) any
                                changes to the expectations of the operating and
                                financial performance of the Company from the
                                September 2006 Long Range Plan, and (b) the
                                effects of the resolution of outstanding issues
                                with respect to (i) the labor agreements,
                                including without limitation the specified
                                retiree benefit settlements, (ii) the lease
                                agreements, including without limitation the
                                W.P. Carey & Co. LLC leases, and (iii) the
                                customer agreements, in conformity with these
                                Initial Committed Purchasers Conditions
                                Precedent.

Unsecured Creditor Cash         A pro rata share of cash distributable to each
Distribution                    holder of an Allowed Unsecured Claim against a
                                domestic (United States) subsidiary of RJ Tower
                                calculated by multiplying the amount of the
                                Unsecured Creditor Cash Distribution Pool by a
                                fraction, the numerator of which is the Allowed
                                Unsecured Claim of such holder and the
                                denominator of which is the aggregate of all
                                Allowed Unsecured Claims against all domestic
                                (United States) subsidiaries of RJ Tower.

Unsecured Creditor Cash         Cash in the amount of $1 million.
Distribution Pool

Unsecured Creditor Warrant      A pro rata share of Reorganized Tower First-Tier
Distribution                    Warrants and Reorganized Tower Second-Tier
                                Warrants distributable to each holder of an
                                Allowed Unsecured Claim against RJ Tower and
                                Tower International, calculated by multiplying
                                the amount of the Unsecured Creditor Warrant
                                Distribution Pool by a fraction, the numerator
                                of which is the Allowed

Tower Automotive, Inc.
December 19, 2006
ANNEX C  -- Page 11

                                Unsecured Claim of such holder against RJ Tower and Tower International and the denominator of which is the aggregate of all Allowed Unsecured
                                Claims against RJ Tower and Tower International.

Unsecured Creditor Warrant      Reorganized Tower First-Tier Warrants in the
Distribution Pool               amount of 5% of the Aggregate Subscription
                                Shares, and Reorganized Tower Second-Tier
                                Warrants in the amount of 5% of Aggregate
                                Subscription Shares.

Wayzata                         See Commitment Letter, page 2.